EMPLOYMENT AGREEMENT
                                     Between
                                Robert M. Watson
                                       And
                                  Airtrax, Inc.

                       December 1, 2006 -November 30, 2008



     This Employment Agreement ("Agreement") is dated as of December 1, 2006, between Airtrax, Inc. (the "Company") and Robert M. Watson (the "Employee").

     1. For good and valued consideration, the Company employs the Employee on the following terms and conditions.

     2. Term of Employment: Subject to the provisions for termination set forth in this Agreement, the employment began on December 1, 2006, and shall continue through November 30, 2008, unless sooner terminated as provided herein.

     3. Salary Year One: The Company shall pay Employee a base salary of $150,000 commencing December 1, 2006 through November 30, 2007, for the services of the Employee, payable each weekly payroll period or as otherwise determined by mutual agreement of the Employee and the Company.

     a. The Company will reimburse the Employee on the first day of each month for cost of his existing health insurance policy with AETNA Insurance Company, or some other health insurance policy selected by Employee. The amount of this health insurance policy reimbursement shall not exceed $1,500.00 per month.

     b. The Company shall reimburse Employee up to $2,200.00 per month for the life insurance premiums payable to North Western Mutual Life Insurance Company for the life insurance policies currently in full force and effect and owned by Employee, or such other life insurance policy selected by Employee.

     c. The salary will be evaluated, for possible increases only, from time to time by the Board of Directors with periodic quarterly reviews.

     d. The Employee shall immediately receive options to purchase 300,000 shares of Common Stock of the Company upon execution of this Agreement at the rate equal to $0.46 per share. All options shall have a cashless exercise.

     e. As an inducement for the execution of this Agreement, the Company shall pay Employee a start-up bonus in the amount of $50,000.00 upon execution of this Agreement for services rendered by Employee prior to the execution hereof

     f. The Company shall use its best efforts to acquire and immediately add Employee to the Directors and Officers Liability Insurance Policy of the Company and agrees to save, defend and hold Employee harmless from any and all such claims, except for fraud, intentional misconduct, or gross negligence.

     4, Salary Year Two: From December 1, 2007 through November 30, 2008, the Company shall pay Employee a base salary of $200,000.00 for the services of the Employee, payable each weekly payroll period or as otherwise determined by mutual agreement of the Employee and the Company.

     a. The Company will reimburse the Employee on the first day of each month for cost of his existing health insurance policy with AETNA Insurance Company, or some other policy selected by Employee. The amount of this health insurance reimbursement shall not exceed $1,500.00 per month.

     b. The Company shall reimburse Employee for up to $2,200.00 per month for life insurance premiums payable to North Western Mutual Life Insurance Company for life insurance policies currently in full force and effect and owned by Employee, or such other life insurance policy selected by Employee.

     c. The salary will be evaluated, for possible increases only, from time to time by the Board of Directors with periodic quarterly reviews.

     d. On December 1, 2007, the Employee shall immediately receive options to purchase 200,000 shares of Common Stock of the Company at the rate equal to $0.46 per share. All options shall have a cashless exercise.

     e. On June 1, 2008, the Employee shall immediately receive options to purchase 200,000 shares of Common Stock of the Company at the rate equal to $0.46 per share. All options shall have a cashless exercise.

     f. The Company shall use its best efforts to acquire and immediately add Employee to the Directors and Officers Liability Insurance Policy of the Company and agrees to save, defend and hold Employee harmless from any and all such claims, except for fraud, intentional misconduct, or gross negligence.

     5. Stock Options: Stock purchase options offered as a part of this Agreement have no relationship to and are completely separate from any other options offered Employee or any affiliate of Employee, as a result of services provided to the Company, in any other capacity.

     All stock purchase options shall be issued free of any Company imposed restrictions but will be subject to all restrictions and/or legends imposed by the Securities and Exchange Commission or any other federal or state statutes governing such transactions.

     6. Bonus: Employee shall be entitled to receive a bonus(s) from time to time. Bonuses shall require Board of Director approval. In the event that the Employee participates, and has an active role in assisting the Company in a restructuring, which includes, but is not limited to, a business combination, merger or reverse merger, then the Board of Directors agrees to award the Employee, a cash and stock purchase option bonus in the amount that would be deemed customary for publically traded corporations for these extraordinary efforts.

     7. Holidays: The Company will provide, at a minimum, the following paid holidays: New Years, Easter, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, and all other days which Company is closed for normal business.

     8. Duties and Position: The Company employs the Employee in the capacity of President and Chief Executive Officer.

     a. Duties shall include general management of the Company including sales, purchasing, financing, human resources, manufacturing, public relations, marketing or any other duties necessary for the proper functioning or management of the Company. The Employee's duties may be modified at the Company's reasonable discretion from time to time.

     b. The Company may use the Employee's name in advertisements, press releases or in any other manner that is beneficial to the Company providing all information so published is truthful and not detrimental to the Employee. The Employee shall make known to the Board of Directors any reason the Company should not use the Employee's name prior to such use.

     c. Employee agrees to devote full time to his job with the Company. The Employee will devote his attention and energies to the business of the Company. During this employment, Employee may engage in any other business and volunteer activities, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require substantial active involvement in the operation of said companies. The current activities and investments by Employee have been approved by the Company.

     9. Confidentiality of Proprietary Information: Employee agrees, during or after the term of this Agreement, not to reveal confidential information, or trade secrets, to any person, firm, Company, or entity other than as appropriate as a function of his employment, or for the benefit of the Company. Should Employee reveal or threaten to reveal this information to the detriment of the Company, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed.

     10. Reimbursement of Expenses: The Employee shall incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses promptly upon presentment of an itemized account of expenditures, pursuant to Company policy.

     11. Vacation: The Employee shall be entitled to a yearly vacation of 4 weeks at full pay. Vacations not taken by the Employee may accrue or be taken in the form of additional payroll at the Employee's discretion. Vacation reimbursement taken in the form of additional payroll will be paid at the salary rate current at the time the additional payroll or vacation is actually taken.

     12. Disability: If Employee cannot perform a significant portion of his duties because of illness or incapacity, for a continuous period of more than three (3) months, the base salary otherwise due, (less any amounts received directly by Employee from state disability payments or other disability insurance paid for by Employer) shall continue to be paid by Employee. After this three (3) month period, during said continuing illness or incapacity, the Employer may reduce the base salary paid to Employee by up to fifty percent (50%). The Employee's full compensation will be reinstated upon his return to work.

     a. If Employee, at any time during the term of this Agreement, should be unable, because of personal injury, illness, or any other cause to substantially perform his duties, the Company may assign the Employee to other reasonable duties.

     b. If the Employee is unwilling to accept the reasonable modification in his duties by the Company, or if the Employee's inability to perform is of such an extent to make a modification of duties hereunder not feasible, this Agreement may terminate upon the mutual consent of the Company and Employee.

     13. Termination of Agreement: Without cause, the Company may terminate this Agreement at any time upon 30 days' prior written notice to the Employee. However, upon Company's request, the Employee will continue to perform his duties, and be paid his regular compensation up to the date of termination. Upon termination of this Agreement pursuant to this Paragraph 13, the Company will pay the Employee on the date of termination a severance allowance equal to one full year of salary, less taxes and social security required to be withheld from wages, and his health insurance and life insurance premium reimbursements for one year.

     Upon a change in control of the Company, the Employee may terminate his employment upon 30 days prior written notice to the Company. A change of control shall include, but not be limited to, a change in the board of directors of Company, by 45% or more of its members or a change in stock ownership of the Company by 45% or more of its shareholders. Upon termination of this Agreement pursuant to a change in control the Company will pay the Employee on the date of termination a severance allowance equal to one full year of salary, less taxes and social security required to be withheld from wages, and his health insurance and life insurance premium reimbursements for one year.

     14. Notwithstanding anything to the contrary contained in this Agreement, the Company may terminate this Agreement upon 30 days' prior notice to Employee should any of the following events occur:

     a. The sale of substantially all of the Company's assets to a single purchaser, or group of associated purchasers; or

     b. The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or

     c. The Company's decision to terminate its business and liquidate its assets;

     d.   The merger or consolidation of the Company with another company;

     e.   Bankruptcy or Chapter 11 Reorganization.

     In the event of termination of this Agreement as provided in Paragraph 14, the Employee shall receive a severance allowance of one-hundred percent (100%) of all obligations of Company for the benefit of Employee for the entire full teen of this Agreement.

     15. In the event of termination of this Agreement for any reason, except fraud, criminal violations or good cause, then all stock options to be received by Employee shall immediately become fully vested and the Employee shall be permitted to exercise all stock purchase options due and not previously exercised. The Company shall provide Employee with all Company obligations incurred under such options.

     16. Death Benefit: Should Employee die during the term of employment, the Company shall pay to Employee's estate and/or provide for his surviving spouse, any compensation due through the end of the month in which the death occurred plus three (3) additional months of all salary and other health insurance benefits provided herein.

     17. Restriction on Post Employment: For a period of eighteen (18) months after the end of employment, the Employee shall not control, consult to or be employed by any omni directional technology business, similar to that conducted by the Company, either by soliciting any of its accounts or by operating within Employer's general trading area, except as an employee of any successor or affiliated company with the Company. In the event the Company seeks protection under the bankruptcy or insolvency laws, or has been liquidated or dissolved, this Paragraph 17 shall be null and void.

     18. Assistance in Litigation: Employee shall upon reasonable notice, furnish such information and provide assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment. If the Employee is no longer a full time employee of the Company, the Company shall pay Employee a minimum fee of $5,000.00 and an hourly fee of $250.00 for Employee's time for assistance in litigation.

     19. Upon execution hereof, Employee shall be reimbursed for his actual legal fees incurred for the review and modification of this Agreement.

     20. Effect of Prior Agreements: This Agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this Agreement.


     21. Settlement by Arbitration: Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any Court with jurisdiction. The venue for legal process under the terms of this Agreement is the State of New Jersey.

     22. Limited Effect of Waiver by Company: Should Company waive breach of any provision of this Agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

     23. Severability: If, for any reason, any provision of this Agreement is held invalid, all other provisions of this Agreement shall remain in effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof} and the Employee shall be deemed reinstated as if this Agreement had not been executed.

     24. Assumption of Agreement by Company's Successors and Assignees: The Company's rights and obligations under this Agreement will inure to the benefit
and  be  binding  upon  the  Company's   successors  and  assignees.

     25. Oral Modifications Not Binding: This Agreement is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     AS WITESS the hands and seals of the parties hereto:


 COMPANY:

 Board of Directors Airtrax, Inc.


 Andrew Guzzetti, Chairman of the Board /s/ Andrew Guzzetti_______________(SEAL)

 James Hudson /s/ James Hudson____________________________________________(SEAL)

 D. Barney Harris /s/ D. Barney Harris____________________________________(SEAL)

 William Hungerville /s/ William Hungerville______________________________(SEAL)

 Fil Filipov /s/ Fil Filipov______________________________________________(SEAL)


 Robert Borski /s/ Robert Borski__________________________________________(SEAL)


 EMPLOYEE:


/s/ Robert M. Watson
-----------------------
(SEAL) Robert M. Watson